Securities and Exchange Commission
September 16, 1997
Page 1

                                                                    Exhibit 5.1








                                            September 17, 1997













Securities and Exchange Commission                                     13146-08
450 Fifth Street, N.W.
Washington, D.C. 20549

                             Re:    Netsmart Technologies, Inc.
                                    File Number 333-32391

Gentlemen:

        We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Netsmart Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission. Terms defined in the Registration Statement and not otherwise defined in this Opinion shall have the same meanings in this Opinion as in the Registration Statement.

        We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

        Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold by the Company pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,


                                ESANU KATSKY KORINS & SIGER, LLP

58149

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